UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) DECEMBER 16, 2005

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2005, BroadVision entered into a Debt Conversion Agreement (the “Agreement”) with Honu Holdings LLC, a Delaware limited liability company (“Honu”), pursuant to which the Company has agreed to issue 34,500,000 shares of its common stock to Honu in a private placement in exchange for total consideration of $15,525,000, consisting of the cancellation of the unpaid principal and $165,001 of accrued and unpaid interest under the Senior Subordinated Secured Convertible Promissory Note of the Company held by Honu.  Honu is controlled by Dr. Pehong Chen, the Chairman and Chief Executive Officer of BroadVision.

The description contained in this Item 1.01 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 3.02.  Unregistered Sales of Equity Securities.

The contents of Item 1.01 are incorporated by reference into this Item 3.02.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2005, BroadVision’s board of directors approved an amendment and restatement of BroadVision’s Bylaws, to allow for BroadVision’s stockholders to take actions by written consent that previously could only be taken at a duly called annual or special meeting. The amendment and restatement of BroadVision’s bylaws took effect immediately upon approval.  Since BroadVision’s Certificate of Incorporation does not permit stockholder action by written consent, the amendment to the Bylaws is not expected to have any substantive effect in the absence of a corresponding amendment to the Certificate of Incorporation.

The description contained in this Item 5.03 of BroadVision’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws
10.1	Debt Conversion Agreement, dated as of December 20, 2005, by and among BroadVision and Honu Holdings LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: December 22, 2005	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws
10.1	Debt Conversion Agreement, dated as of December 20, 2005, by and among BroadVision and Honu Holdings LLC.